UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

TESSCO Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11126 McCormick Road, Hunt Valley, Maryland 21031
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 229-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

TESSCO Technologies Incorporated (the “Company”) has entered into a Third Amendment to Agreement of Lease (“Third Amendment”), dated February 15, 2011, which among other things, provides for a five year extension, until December 31, 2017, of the lease term provided for under the Agreement of Lease, dated November 3, 2003, between the Company and Atrium Building LLC.  Under the terms of the Third Amendment, the Company increased its leased space by approximately 3,843 square feet for a total of approximately 97,392 square feet of rentable area at 375 West Padonia Road, Timonium, Maryland, 21093, where the Company’s sales, marketing and administrative offices are located.  The base rental rate ranges from $141,900 to $169,400 per month at the close of the extended term.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information

None.

(d)	Exhibits.

Exhibit No.	Description of Exhibits
10.1	Third Amendment to Agreement of Lease, dated February 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ David M. Young
David M. Young
Senior Vice President and Chief Financial Officer

Dated: February 18, 2011

 EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Third Amendment to Agreement of Lease, dated February 15, 2011